                       EMPLOYMENT AGREEMENT
                       --------------------


     THIS EMPLOYMENT AGREEMENT, dated as of the 2nd day of February, 1997, by and between Cost Plus, Inc., a California corporation (the "Company"), and Kathi Lentzsch, the undersigned executive (the "Executive").


                                    Recital
                                    -------

     The Company desires to retain the services of Executive, and Executive desires to be employed by the Company, on the terms and subject to the conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the foregoing recital and the respective undertakings of the Company and Executive set forth below, the Company and Executive agree as follows:

     1.  Employment.
         ----------

     (a) Duties.  The Company agrees to employ the Executive as Executive Vice
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President, Merchandising/Marketing, and the Executive agrees to perform such reasonable responsibilities and duties as may be required of her by the Company; provided, however, that the Chief Executive Officer of the Company (the "CEO") shall have the right to revise such responsibilities from time to time as the CEO may deem appropriate. The Executive shall carry out her duties and responsibilities hereunder in a diligent and competent manner and shall devote her full business time, attention and energy thereto. Executive shall report directly to the CEO.

     (b) Employment At-Will.  The Company and the Executive acknowledge and
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agree that the Executive's employment is at-will, as defined and interpreted under California law and may be terminated at any time, with or without cause. No provision of this Agreement shall be construed as conferring upon Executive a right to continue as an employee of the Company.

     2.  Compensation and Benefits.
         -------------------------

     (a) Base Compensation.  The Company shall pay the Executive as compensation
         -----------------
for her services a base salary at the annualized rate of $200,000. Such salary shall be subject to applicable tax withholding and shall be paid in accordance with normal Company payroll practices. The annual compensation specified in this Section 2, together with any increases in such compensation that the Company may, in its sole discretion, grant from time to time, is referred to in this Agreement as "Base Compensation."

     (b) Bonus.  Executive shall be eligible for a bonus of up to 35% of
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Executive's Base Compensation upon achievement of financial and merchandising goals as determined by the Company's Board of Directors. All bonuses shall be paid in accordance with standard Company policies. The bonus period shall begin with the Company's fiscal year beginning on or about February 1, 1997. The Company will provide Executive with a written bonus plan within sixty (60) days of the date of this Agreement.

     (c) Executive Benefits. Executive shall be eligible to participate in the
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employee benefit plans which are available or which become available, in the discretion of the Company, to other employees of the Company, subject in each case to the generally applicable terms and conditions of the plan or program in question and to the determination of any committee administering such plan or program.

     (d) Vacation.  Executive shall be entitled to three weeks of vacation per
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year in accordance with the normal vacation policies of the Company; provided, however, that beginning with the fourth year of Executive's employment with the Company, Executive shall be entitled to four weeks of vacation per year in accordance with the normal vacation policies of the Company.

     (e) Stock Option.  On the date hereof, the Company shall grant Executive an
         ------------
option (the "Option") to purchase 30,000 shares of the Company's Common Stock. The per share exercise price for the Option shall be equal to the per share fair market value of the Company's Common Stock on the date of grant, the Executive's first date of employment. The term of the Option shall be ten (10) years and the Option shall vest at a rate of 25% per year on the anniversary of the date of this Agreement. In all other respects, the options shall conform to the Company's standard policies with respect to options. Except as otherwise provided herein, the Option shall be granted pursuant to, and shall be governed by, the Company's 1995 Stock Option Plan and conform to the Company's standard policies with respect to options.

     3.  Severance Payments.
         ------------------

     (a) Payments upon Termination.  If the Executive's employment terminates as
         -------------------------
a result of Involuntary Termination other than Cause occurring prior to February 2, 1999 and the Executive signs a Release of Claims (the "Severance Event"), then the Company shall pay Executive's Base Compensation to the Executive until February 1, 1999 with each monthly installment payable on the last day of such month.

     (b) Stock Options.  Upon the Severance Event, in addition to any payments
         -------------
described in Section 3(a) above, Executive shall vest in and be able to exercise, prior to Executive's termination of employment, any shares subject to option which would have otherwise vested and become exercisable prior to or on February 2, 1999 if not for the Involuntary Termination.

     (c) Bonus.  Executive shall not be entitled to receive any partial bonus
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payments for an incomplete bonus plan year; provided, however, that the CEO, in his discretion, may award the Executive a bonus for a partial bonus plan year.

     (d) Benefits; Miscellaneous.  If the Employee is entitled to severance
         -----------------------
benefits under Section 3(a), then in addition to such severance benefits, the Employee shall receive health, dental, long term disability and life insurance coverage as provided to the Employee immediately prior to the Termination Date. Such coverage shall continue following termination until the earlier of (i) February 1, 1999 or (ii) until (and to the extent) the Employee becomes covered under another employer's group health, dental, long term disability or life insurance plan. In addition, (i) the Company shall pay the Employee any unpaid base salary due for periods prior to the Termination Date; (ii) the Company shall pay the Employee all of the Employee's accrued and unused vacation through the Termination Date; and (iii) following submission of proper expense reports by the Employee, the Company shall reimburse the Employee for all expenses reasonably and necessarily incurred by the Employee in connection with the business of the Company prior to termination. These payments shall be made promptly upon termination and within the period of time mandated by California law.

     (e) Voluntary Resignation; Termination for Cause.  If the Executive's
         --------------------------------------------
employment terminates by reason of Executive's voluntary resignation, death, disability, or if the Executive is terminated for Cause, the Executive shall not be entitled to receive severance payments under this Section 3, except for those severance payments (if any) as may then be established under the Company's existing severance and benefit plans and policies at the time of such termination.

     (f) Death or Disability.  If the Executive's employment terminates as a
         -------------------
result of her death or disability, no compensation or payments will be made to either the Executive or, in the case of death, Executive's beneficiary or estate, other than those to which she is entitled under the Company's existing benefit plans and policies at the time of such termination.

     4.  Covenant Not to Solicit.
         -----------------------

     (a) Until one year after termination of Executive's employment with the Company for any reason, the Executive agrees that she shall not solicit, induce, attempt to hire, recruit, encourage, take away, hire any employee of the Company or cause an employee to leave their employment either for Executive or for any other entity or person.

     (b) The Executive represents that she (i) is familiar with the foregoing covenant not to solicit, and (ii) is fully aware of her obligations hereunder, including, without limitation, the reasonableness of the length of time, scope and geographic coverage of this covenant.

     5.  Confidential Information.
         ------------------------

     (a) Company Information.  Executive agrees at all times during the term of
         -------------------
Executive's employment and thereafter, to hold in strictest confidence, and not to use, except for the benefit of the Company, or to disclose to any person, firm or corporation without written authorization of the Board of Directors of the Company, any Confidential Information of the Company. Executive understands that "Confidential Information" means any Company proprietary information, trade secrets or know-how, including, but not limited to, market research, product plans, products, services, customer lists and customers (including, but not limited to, customers of the Company on whom Executive will call), markets, developments, marketing, finances or other business information disclosed to Executive by the Company either directly or indirectly in writing, orally or by drawings or observation of parts or equipment. Executive further understands that Confidential Information does not include any of the foregoing items which is based on either Executive's prior knowledge or the experience of the Executive or has become publicly known and made generally available through no wrongful act of Executive or of others who were under confidentiality obligations as to the item or items involved.

     (b) Third Party Information.  Executive recognizes that the Company has
         -----------------------
received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. Executive agrees to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out Executive's work for the Company consistent with the Company's agreement with such third party.

     6.  Definitions.  As used herein, the terms
         -----------

     (a) Cause.  "Cause" means an Executive's  (i) intentional failure to
         -----
perform reasonably assigned duties where Executive has not "cured" such failure within thirty (30) days after receipt of written notice of such failure by the Company, (ii) dishonesty or willful misconduct in the performance of duties,
(iii) engaging in a transaction in connection with the performance of duties to the Company or any of its Subsidiaries thereof which transaction is adverse to the interests of the Company or any of its Subsidiaries and which is engaged in for personal profit or (iv) willful violation of any law, rule or regulation in connection with the performance of duties (other than traffic violations or similar offenses).

     (b) Involuntary Termination.  "Involuntary Termination" shall mean:
         -----------------------

     (i) termination by the Company of Executive's employment with the Company for any reason other than Cause (as defined in Section 6(a) above);

     (ii) a material reduction in Executive's duties and responsibilities with the Company or a demotion from the position of Executive Vice President, Merchandising/Marketing;

     (iii) a five percent reduction in Executive's Base Compensation (not including bonus), other than any such reduction which is part of, and generally consistent with, a general reduction of officer salaries;

     (iv) a material reduction by the Company in the kind or level of employee benefits (other than salary and bonus) to which Executive is entitled immediately prior to such reduction with the result that Executive's overall benefits package (other than salary and bonus) is substantially reduced (other than any such reduction applicable to officers of the Company generally);

     (v) any material breach by the Company of Section 2 of this Agreement which continues uncured for 30 days following notice thereof;

provided that none of the foregoing shall constitute Involuntary Termination to the extent Executive has agreed thereto.

     (c) Release of Claims.  "Release of Claims" shall mean a waiver by
         -----------------
Executive, in substantially the form attached as Exhibit A, of all employment related obligations of and claims and causes of action against the Company.

     7.  Prior Agreements.  Executive represents that Executive has not entered
         ----------------
into any agreements, understandings, or arrangements with any person or entity which would be breached by Executive as a result of, or that would in any way preclude or prohibit Executive from entering into this Agreement with the Company or performing any of the duties and responsibilities provided for in this Agreement.

     8.  Conflicting Employment.  Executive agrees that, during the term of
         ----------------------
Executive's employment with the Company, Executive will not engage in any other employment, occupation, consulting or other business activity directly related to the business in which the Company is now involved or becomes involved during the term of Executive's employment, nor will Executive engage in any other activities that conflict with Executive's employment obligations to the Company without the Company's prior written consent.

     9.  Returning Company Documents.  Executive agrees that, at the time of
         ---------------------------
leaving the employ of the Company, Executive will deliver to the Company (and will not keep in Executive's possession, recreate or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, materials, equipment, other documents or property, or reproductions of any aforementioned items developed by Executive pursuant to Executive's employment with the Company or otherwise belonging to the Company, its successors or assigns.

     10.  Notices.  Any notice, report or other communication required or
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permitted to be given hereunder shall be in writing to both parties and shall be deemed given on the date of delivery, if delivered, or three days after mailing, if mailed first-class mail, postage prepaid, to the following addresses:

     If to the Executive, at the address set forth below the Executive's signature at the end hereof.

     If to the Company:

     201 Clay Street
     Oakland, CA  94607
     Attn:  Joan Fujii

or to such other address as any party hereto may designate by notice given as herein provided.

     11.  Governing Law.  This Employment Agreement shall be governed by and
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construed and enforced in accordance with the laws of the state of California.

     12.  Amendments.  This Employment Agreement shall not be changed or
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modified in whole or in part except by an instrument in writing signed by each party hereto.

     13.  Severability.  The invalidity or unenforceability of any provision or
          ------------
provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

     14.  Successors.
          ----------

     (a) Company's Successors.  Any successor to the Company (whether direct or
         --------------------
indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets shall assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term "Company" shall include any successor to the Company's business and/or assets which executes and delivers the assumption agreement described in this subsection (a) or which becomes bound by the terms of this Agreement by operation of law.

     (b) Executive's Successors.  The terms of this Agreement and all rights of
         ----------------------
the Executive hereunder shall inure to the benefit of, and be enforceable by, the Executive's personal or legal representatives, executors, administrators, successor, heirs, distributees, devisees or legatees.

     15.  Entire Agreement.  This Agreement shall supersede and replace all
          ----------------
prior agreements or understandings relating to the subject matter hereof, and no agreement, representations or understandings (whether oral or written or whether express or implied) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the relevant matter hereof.

     16.  Mediation; Arbitration.
          ----------------------

     (a) Mediation.  The Executive agrees that any dispute or controversy
         ---------
arising out of, relating to, or in connection with this Agreement, or the interpretation, validity, construction, performance, breach or termination thereof, shall first be submitted to mediation. The mediation shall be conducted within 45 days of Executive notifying the Company of a dispute or controversy regarding this Agreement or Executive's employment relationship with the Company. Unless otherwise provided for by law, the Company and Executive shall each pay half the costs and expenses of the mediation.

     (b) Arbitration.  Executive agrees that any dispute or controversy arising
         -----------
out of, relating to, or in connection with this Agreement, or the interpretation, validity, construction, or breach thereof, shall be finally settled by binding arbitration to be held in Oakland, California under the National Rules for the Resolution of Employment Disputes supplemented by the Supplemental Procedures for Large Complex Disputes, of the American Arbitration Association as then in effect (the "Rules"). The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court having jurisdiction.

     (c) The arbitrator(s) shall apply California law to the merits of any dispute or claim, without reference to rules of conflicts of law. The arbitration proceedings shall be governed by California arbitration law and the Rules.

     (d) Unless otherwise provided for by law, the Company and the Executive shall each pay half of the costs and expenses of such arbitration.

     (e) EXECUTIVE HAS READ AND UNDERSTANDS THIS SECTION, WHICH DISCUSSES ARBITRATION. EXECUTIVE UNDERSTANDS THAT BY SIGNING THIS AGREEMENT, EXECUTIVE AGREES TO SUBMIT ANY CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS EMPLOYMENT AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, OR BREACH THEREOF TO BINDING ARBITRATION, AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF EXECUTIVE'S RIGHT TO A JURY TRIAL AS TO THESE ISSUES ONLY.

     17.  Counterparts.  This Employment Agreement may be executed in several
          ------------
counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

     18.  Effect of Headings.  The section headings herein are for convenience
          ------------------
only and shall not affect the construction or interpretation of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the date first written above.

     COST PLUS, INC.


     By:  /s/ Ralph D. Dillon
        --------------------------

     EXECUTIVE

     /s/ Kathi P. Lentzsch
     ---------------------
     (Signature)


       Kathi P. Lentzsch
     ---------------------
     Kathi Lentzsch


     ---------------------
     (Print Address)

     ---------------------
     (Print Telephone Number)